SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 25, 2003

                               BIOPURE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        Delaware                     011-15167                   04-2836871
(State of Incorporation)          (Commission File            (I.R.S. Employer
                               Number) Identification
Number)

                11 Hurley Street, Cambridge, Massachusetts 02141
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 617-234-6500


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ITEM 9.  REGULATION FD DISCLOSURE

     Today we filed a prospectus supplement under our shelf registration statement (Registration No. 333-103610) pursuant to which we plan to sell an aggregate of up to 5,548,480 shares of our class A common stock at a price of $2.42 per share directly to investors for aggregate proceeds, before expenses, of up to $13,427,321. Each investor will receive a warrant to purchase a share of our class A common stock for every five shares purchased. The warrants have an exercise price of $3.63 per share, subject to customary anti-dilution provisions, and have a term of five years, except that at any time on or after September 25, 2005, we may deliver notice to the holders of the warrants requiring them to exercise their warrants within the next twenty business days. We can deliver such a notice only if the average of the daily volume weighted average price per share of the class A common stock over the ten consecutive trading days immediately preceding our notice is more than twice the exercise price of the warrants. Warrants that are not exercised during those twenty business days will be void. Thomas A. Moore, our President and Chief Executive Officer, and David N. Judelson, one of our directors and the Vice Chairman of our Board of Directors, each intend to purchase 206,612 shares of class A common stock and warrants to purchase 41,322 shares of class A common stock for a total purchase price of $500,000 each. HTV Industries, Inc. and persons affiliated with it intend to purchase 516,529 shares of class A common stock and warrants to purchase 103,306 shares of class A common stock for a total purchase price of $1,250,000. Daniel P. Harrington, one of our directors, is the President of HTV Industries, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           BIOPURE CORPORATION





Date:  March 25, 2003                      By:  /s/ Ronald F. Richards
                                                ----------------------
                                                Ronald F. Richards
                                                Chief Financial Officer